                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                  -----------

                                    FORM 8-K

                                 CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 8, 1998

                                TEGAL CORPORATION
             (Exact name of registrant as specified in its charter)

            Delaware                      0-26824               68-0370244
  (State or other jurisdiction    (Commission File Number)     (IRS Employer
of incorporation or organization)                            Identification No.)


                          2201 South McDowell Boulevard
                                  P.O. Box 6020
                         Petaluma, California 94955-6020
               (Address of principal executive offices) (Zip Code)

                                 (707) 753-5600
              (Registrant's telephone number, including area code)

          (former name or former address, if changed since last report)

ITEM 5. OTHER EVENTS.

        Tegal Corporation, a Delaware corporation (the "Company") is a party to an Amended and Restated Information and Registration Rights Agreement dated as of March 31, 1990, as amended (the "Registration Rights Agreement"), with the holders of certain of its securities issued prior the Company's initial public offering in October 1995. One of these holders, Benefit Capital Management Corporation ("Benefit"), as Investment Manager for The Prudential Insurance Company of America, Separate Account No. VCA-GA-5298, has exercised its rights under the Registration Rights Agreement to demand registration of the sale or other transfer ("disposition") of 1,745,813 shares (the "Benefit Shares") of the Company's common stock, par value $0.01 per share, pursuant to a registration statement on Form S-3 (the "Registration Statement"). The Registration Statement was filed with the Securities and Exchange Commission on May 8, 1998.

        Under the terms of the Registration Rights Agreement, the Company is required to keep the Registration Statement effective until the earlier of 120 days from effectiveness of the Registration Statement or until Benefit has completed the distribution of the Benefit Shares as described in the Registration Statement. There is no limit to the number of times that Benefit may demand registration of the disposition of the Benefit Shares.

                                   SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 8, 1998

                                       TEGAL CORPORATION


                                       By:    /s/ David Curtis
                                          --------------------------------------
                                          Name:  David Curtis
                                          Title: Vice President, Finance and
                                                 Administration and Chief
                                                 Financial Officer